PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

DATED SEPTEMBER 15, 2025

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.    )

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Filed by a party other than the Registrant	☒

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

STAAR Surgical Company

(Name of Registrant as Specified In Its Charter)

Broadwood Partners, L.P.

Broadwood Capital, Inc.

Neal C. Bradsher

Richard T. LeBuhn

Natalie R. Capasso

Raymond A. Myers

Jason J. Martin

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

DATED SEPTEMBER 15, 2025

STAAR SURGICAL COMPANY STOCKHOLDERS:

WE NEED YOUR HELP TO PROTECT THE VALUE OF YOUR INVESTMENT

BY VOTING “AGAINST” THE PROPOSED MERGER.

BROADWOOD PARTNERS, L.P.

[●], 2025

Dear Fellow Stockholder:

The attached Proxy Statement and the enclosed GREEN Proxy Card are being furnished to you, the stockholders of STAAR Surgical Company, a Delaware corporation (the “Company”), in connection with the solicitation of proxies by Broadwood Partners, L.P. for use at the special meeting of stockholders of the Company (including any adjournments, postponements, reschedulings or continuations thereof, the “Special Meeting”), relating to the proposed acquisition of the Company (the “Proposed Merger”) by Alcon Research, LLC, a Delaware limited liability company (“Alcon”). In connection with the Proposed Merger, the Company entered into an Agreement and Plan of Merger, dated as of August 4, 2025 (as it may be amended from time to time), by and among the Company, Alcon and Rascasse Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Alcon.

We believe the Proposed Merger is NOT in the best interests of the Company’s stockholders. Accordingly, pursuant to the attached Proxy Statement, we are soliciting proxies from holders of shares of the Company’s common stock, par value $0.01 per share, to vote “AGAINST” approving the Proposed Merger.

The Special Meeting is scheduled to be held virtually via live webcast on [●], 2025, beginning at [●] Pacific Time. Stockholders will be able to virtually attend the Special Meeting and vote at the Special Meeting by visiting [●].

We recommend that you carefully consider the information contained in the attached Proxy Statement and then support our efforts by completing, signing, dating and promptly returning the enclosed GREEN Proxy Card today, or by voting “AGAINST” approving the Proposed Merger via the Internet or by telephone according to the instructions provided on the enclosed GREEN Proxy Card.

If you have already voted for the Company’s proposals relating to the Proposed Merger on the Company’s proxy card, you have every right to revoke such proxy card by (i) completing, signing, dating and returning a later dated GREEN Proxy Card, (ii) voting via the Internet or by telephone by following the instructions on the enclosed GREEN Proxy Card, (iii) submitting written notice of the revocation to the Company’s Corporate Secretary or (iv) attending the Special Meeting and voting your shares online.

Thank you for your support,

/s/ Neal C. Bradsher
Neal C. Bradsher
President
Broadwood Capital, Inc., General Partner of Broadwood Partners, L.P.

If you have any questions or need assistance in voting your GREEN Proxy Card, or need additional copies of Broadwood Partners, L.P.’s proxy materials, please contact:

[●]

[●]

Stockholders Call Toll Free: [●]

Banks, Brokers and Other Nominees Call Collect: [●]

Email: [●]

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION

DATED SEPTEMBER 15, 2025

SPECIAL MEETING OF STOCKHOLDERS

OF

STAAR SURGICAL COMPANY

PROXY STATEMENT

OF

BROADWOOD PARTNERS, L.P.

DATED [●], 2025

Broadwood Partners, L.P. (“Broadwood Partners” and collectively with its affiliates and the other Participants in this solicitation, “Broadwood” or “we”), owns, collectively with the other Participants, an aggregate of approximately 13,566,677 shares of common stock, par value $0.01 per share (the “Common Stock”), of STAAR Surgical Company, a Delaware corporation (the “Company” or “STAAR”), representing approximately 27.4% of the Common Stock outstanding, making us the Company’s largest stockholder. This Proxy Statement and the enclosed GREEN Proxy Card are first being sent or given to stockholders on [●].

We are writing to our fellow stockholders in connection with the proposed acquisition of the Company (the “Proposed Merger”) by Alcon Research, LLC, a Delaware limited liability company (“Alcon”). In connection with the Proposed Merger, the Company entered into an Agreement and Plan of Merger, dated as of August 4, 2025 (as it may be amended from time to time, the “Merger Agreement”), by and among the Company, Alcon and Rascasse Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Alcon (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company, with the Company surviving as a direct, wholly owned subsidiary of Alcon.

The Board of Directors of the Company (the “Board”) has scheduled a special meeting of stockholders for the purpose of voting upon the Merger Agreement (including any adjournments, postponements, reschedulings or continuations thereof, the “Special Meeting”). The Special Meeting is scheduled to be held virtually via live webcast on [●], 2025, beginning at [●] Pacific Time. Stockholders will be able to virtually attend the Special Meeting and vote at the Special Meeting by visiting [●].

As set forth more fully in this Proxy Statement, we OPPOSE the Proposed Merger and urge fellow stockholders to vote “AGAINST” the Proposed Merger because we believe the Board ran a deficient sale process at a suboptimal time, which resulted in the Proposed Merger that significantly undervalues the Company.

We are soliciting proxies from the Company’s stockholders to vote “AGAINST” the following Proposed Merger proposals (together, the “Merger Proposals”) to:

1.	approve the Proposed Merger and the other transactions contemplated by the Merger Agreement (the “Merger Agreement Proposal”); and

2.	approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger Agreement and the transactions contemplated thereby (the “Compensation Proposal”).

The Company has set the record date for determining stockholders entitled to notice of and to vote at the Special Meeting as close of business on [●] (the “Record Date”). Stockholders of record at the close of business on the Record Date will be entitled to vote at the Special Meeting. As of [●], there were [●] shares of Common Stock outstanding according to the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on [●] (the “Company’s proxy statement”). The principal executive offices of the Company are located at 25510 Commercentre Drive, Lake Forest, California 92630.

As of the date hereof, Broadwood beneficially owned an aggregate of approximately 13,566,677 shares of Common Stock, representing approximately 27.4% of the Common Stock outstanding, making us the Company’s largest stockholder.

We intend to vote our shares “AGAINST” each of the Merger Proposals. We urge you to complete, sign, date and promptly return the enclosed GREEN Proxy Card voting “AGAINST” the Merger Proposals.

This proxy solicitation is being made by Broadwood Partners and the other “Participants” named in Annex I, and not on behalf of the Board or management of the Company, or any other third party. Other than as described in this Proxy Statement, we are not aware of any other matters to be brought before the Special Meeting other than described herein. Should other matters be brought before the Special Meeting that we did not know about a reasonable time before the Special Meeting, the persons named as proxies in the enclosed GREEN Proxy Card will vote on such matters in accordance with their best judgment and in the manner they believe to be in the best interests of the Company to the extent permitted by Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”).

If you have already voted for the Company’s proposals relating to the Proposed Merger on the Company’s proxy card, you have every right to revoke such proxy card by (i) completing, signing, dating and returning a later dated GREEN Proxy Card, (ii) voting via the Internet or by telephone by following the instructions on the enclosed GREEN Proxy Card, (iii) submitting written notice of the revocation to the Company’s Corporate Secretary or (iv) attending the Special Meeting and voting your shares online. Only the latest validly executed proxy that you submit will be counted.

For instructions on how to vote and other information about the proxy materials, see the “Questions and Answers About the Proxy Materials and Special Meeting” section below.

YOUR VOTE IS IMPORTANT. WE URGE YOU TO SUBMIT YOUR VOTE USING THE ENCLOSED GREEN PROXY CARD VIA THE INTERNET OR BY TELEPHONE AS SOON AS POSSIBLE. ALTERNATIVELY, YOU MAY COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED GREEN PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED. FOR ADDITIONAL INSTRUCTIONS FOR EACH OF THESE VOTING OPTIONS, PLEASE REFER TO THE ENCLOSED GREEN PROXY CARD.

If you have any questions or need assistance in voting your GREEN Proxy Card, or need additional copies of Broadwood’s proxy materials, please contact our proxy solicitor, [●] (“[●]”):

[●]

[●]

Stockholders Call Toll Free: [●]

Banks, Brokers and Other Nominees Call Collect: [●]

Email: [●]

PROPOSAL 1

MERGER AGREEMENT PROPOSAL

You are being asked by the Company to approve the Merger Agreement Proposal. It is a condition to the consummation of the Proposed Merger that the Company’s stockholders approve the Merger Agreement Proposal. For the reasons discussed in this Proxy Statement, we OPPOSE the Proposed Merger and the approval of the Merger Agreement Proposal. To that end, we are soliciting your proxy to vote “AGAINST” the Merger Agreement Proposal.

We recommend that you demonstrate your opposition to the Merger Agreement Proposal and send a message to the Board that the Merger Agreement Proposal is NOT in the best interests of stockholders by using the enclosed GREEN Proxy Card to vote via the Internet or by telephone today. Alternatively, you may complete, sign, date and promptly return the enclosed GREEN Proxy Card in the postage-paid envelope provided.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, [●], by calling [●] or toll free at [●], or by email at [●].

Reasons to Vote Against the Merger Agreement PROPOSAL

Broadwood has been a committed investor in, and strong supporter of, STAAR for more than thirty years. We have provided capital to the Company on various occasions and have purchased a substantial number of additional shares as recently as a few months ago. Today, we beneficially own approximately 27.4% of STAAR’s outstanding shares, making us the Company’s largest stockholder by a significant margin.

We initially invested in STAAR more than three decades ago, and have added to our position over time, because we strongly believe in the Company’s ability to create substantial long-term value for stockholders. We believe STAAR’s superior and proprietary technology, as well as its global scale, position the Company to take a significant portion of the refractive surgery market, become a highly profitable enterprise and, ultimately, deliver upon its vision to be the first choice for surgeons and patients seeking visual freedom from glasses and contact lenses.

We share management’s view that the Company’s near-term challenges with respect to inventory, tariffs, and other issues are transitory,1 and we regard them as unlikely to materially diminish the long-term value of the business. In fact, we believe that those challenges have already been substantially resolved2 and that the Company is poised to return to growth and achieve sustained profitability. Furthermore, recent clinical data indicate that the advantages of STAAR’s technology over laser refractive surgery technologies are greater than was previously recognized3 which, in our view, suggests that the Company’s market share gains are likely to accelerate in the future.

[1]	See the Company’s Q1 2025 Earnings Call, available at https://investors.staar.com/~/media/Files/S/staar-surgical/investors/quarter-report/staar-surgical-costaa-us-q1-2025-earnings-call-07052025.pdf (May 7, 2025) (“[W]e have spent the past few months addressing the short-term tactical issues like channel inventory, cost discipline and tariffs, so that we can soon turn our complete focus to more strategic growth-oriented activities.”).
[2]	See the Company’s Quarterly Report on Form 10-Q for the period ended June 27, 2025, filed with the SEC on August 6, 2025 at 23 (“The level of inventory owned by our distributors in China has decreased substantially since December 27, 2024, and has now returned to historical levels… We expect our China revenue will normalize in the second half of fiscal 2025, as our distributors increase their purchases of ICLs to meet forecasted demand.”). See also id. at 26 (“In the first half of 2025, we took a number of steps to change our leadership team, realign our leadership structure to better address market needs, reduce costs and discretionary spending, and better position the Company to return to sustainable growth… [That] restructuring effort was substantially completed as of June 27, 2025.”).
[3]	See, for example, with respect to efficacy, Dr. Jesper Hjortdal, MD, PhD, “Laser Refractive Surgery vs Phakic IOLs in eyes High Refractive Errors” (The European Society of Cataract and Refractive Surgeons, September 12, 2025, Copenhagen) (“[P]hakic IOLs are better than laser refractive surgery in terms of efficacy over time as no corneal aberration is induced.”). See also, for example, with respect to the growing safety concerns regarding LASIK, Dana Kennedy, “Doctors, former patients warn of LASIK eye surgery dangers: ‘Biggest scam ever put on the American public,’” New York Post, May 22, 2025, and Broken Eyes (Dana Conroy, Pioneer PBS 2024), available at https://video.pioneer.org/video/broken-eyes-61hxsq/.

In light of STAAR’s promising future, it is puzzling to us that the Board chose this moment to sell the Company—and especially that it chose to do so following a process that we believe was deficient and at a price we regard as inadequate.

For these reasons, we oppose the Proposed Merger and are soliciting your proxy to vote “AGAINST” the adoption of the Merger Agreement Proposal.

A Deficient Process

Competition in the ophthalmic surgical market is intense, as STAAR acknowledges.4 There are several global, well-capitalized companies that market lasers for corneal refractive surgery5 (including the LASIK procedure) and many more companies in adjacent or related businesses that we believe would view the Company as a complementary and potentially attractive acquisition target.

Yet, despite the existence of a ready pool of—in our view—logical, well-capitalized potential buyers, the Board chose to meaningfully engage with only one counterparty: Alcon.6 We believe the Company failed to conduct any semblance of a market check or even solicit interest from a single alternative buyer.7 Worse still, the Board made this decision despite being aware of strategic interest from two parties—so-called “Party A” and “Party B” in the Company’s proxy statement—both of whom reached out on their own to a Board member to express a desire to engage in discussions regarding a transaction during the Company’s negotiations with Alcon.8 Though the Company later invited both parties to make a proposal, it only did so just hours before the Merger Agreement was signed, providing neither of those parties with sufficient time to perform diligence and prepare a formal proposal.

The Board attempts to justify its failure to legitimately seek alternative proposals by claiming that it surmised that no other party would be able or willing to provide greater value than Alcon or advance discussions at the pace at which Alcon was prepared to proceed.9

But, we believe that is merely an excuse—one lacking sufficient justification on the Company’s part.

In deciding to sell the Company for cash, the Board was obligated to ensure it had in hand the best offer—and especially the highest price. Failing to even engage with the five or ten most likely interested parties left the Board, and us as stockholders, without any basis to be confident that the Board’s chosen transaction was the best available alternative for STAAR. We are confident that a properly conducted process—one that solicited interest from other parties beyond Alcon—would have yielded a much higher price for the Company.

The unprompted interest from Party A and Party B underscores, in our view, the folly of the Board’s decision to conduct what was, effectively, an exclusive process with Alcon. Indeed, we recently have heard from several parties (none of whom we believe are Party A or Party B) who also seemingly had, and continue to have, an interest in owning the Company, but who were never contacted, never provided diligence materials, and never invited to make a proposal.

We believe a board that was properly focused on maximizing stockholder value would, at a minimum, have initiated contact with other potential counterparties, even if only to generate interest, foment competitive tension, and facilitate price discovery. That STAAR’s Board failed to do so is, in our view, inexcusable.

The Wrong Time to Transact

We also believe Alcon’s latest approach to STAAR was opportunistically timed.

First, for the past year, STAAR’s stock has traded below its intrinsic value, in our view, because of transitory issues with inventory in China. But the Company’s second quarter financial results and Quarterly Report on Form 10-Q—released just a day after the Proposed Merger was announced—told a different story, reflecting an abatement of the inventory challenges the Company faced in 2024 and early 2025.10 The Company also reported a significant reduction in its expenses,11 which suggests, in our view, that it is well on its way to returning to substantial profitability.12

[4]	See the Company’s Annual Report on Form 10-K for the fiscal year ended December 27, 2024, filed with the SEC on February 21, 2025 at 7.
[5]	Id.
[6]	See the Company’s proxy statement on Form PREM14A filed with the SEC on August 29, 2025 at 45-46.
[7]	Id.
[8]	Id. at 46.
[9]	Id. at 41-42.
[10]	See the Company’s Quarterly Report on Form 10-Q for the period ended June 27, 2025, filed with the SEC on August 6, 2025 at 23.
[11]	Id. at 2.
[12]	See the Company’s Press Release, August 6, 2025, and Quarterly Report on Form 10-Q for the quarter ended June 27, 2025, filed with the SEC on August 6, 2025.

Had investors been aware of these important facts, we believe STAAR’s stock price as an independent company would have traded significantly higher than where it was when Alcon was negotiating with the Company. In short, Alcon benefited from the fact that STAAR’s stock price did not, in our view, reflect the Company’s improved business fundamentals and growth prospects. It is worth noting that the management projections with respect to net sales and Adjusted EBITDA that STAAR’s financial advisor relied upon in issuing its fairness opinion were meaningfully higher than consensus estimates at the time the Merger was announced,13 indicating, in our view, that the Company’s stock price and market valuation did not reflect the Company’s improving fundamentals while the Merger was being negotiated.

Second, STAAR may be on the cusp of market-moving news and a significant value-creation event. An independent, randomized clinical trial comparing the outcomes of Alcon’s LASIK platform and STAAR’s EVO Implantable Collamer® Lens (“ICL”)14 recently has been completed, and we expect the results to be published soon. We believe this study may have profound implications for the competitive positioning of the EVO ICL relative to LASIK and, therefore, for the long-term growth prospects of STAAR. It is unsurprising to us that an acquirer like Alcon might want to act quickly to buy STAAR before the results of the study are released, with the potential of meaningfully enhancing the Company’s earnings potential and intrinsic value.

Alcon chose to approach the Company ahead of both of these developments. And in our view, the timing of Alcon’s approach was not coincidental. In our view, the Company would have been better situated to negotiate a transaction after the news of these critical developments was priced into the stock. The Board should have waited for that to occur.

An Inadequate Price

What we believe to be a flawed transaction process and poor timing could perhaps be excused had the Board nevertheless negotiated a transaction that maximized value for stockholders. Unfortunately, the purchase price significantly undervalues STAAR, in our view. For example, the Proposed Merger price of $28 per share values the Company at just 4.0x consensus 2026E revenue, a discount of approximately 15% to comparable medical technology companies.15 Using management’s forecasted 2026 net sales, rather than consensus estimates, that discount is even greater: the Proposed Merger price values the Company at approximately 3.8x 2026P revenue, a discount of more than 20% to comparable medical technology companies.16

Moreover, STAAR’s strategic value to Alcon is significant, in our view. We believe adding STAAR’s EVO ICL to Alcon’s portfolio could allow Alcon to capture a large portion of the patient population that cannot be safely and effectively treated with LASIK and would increase Alcon’s exposure to Asia, which accounts for approximately half of the global refractive market.17 Given this strategic value—and the potential cost savings and revenue synergies—we believe that Alcon should be willing to pay a substantially higher price for STAAR. And, certainly, Alcon’s acquisition of a controlling interest in the Company warrants, in our view, a materially higher multiple than those afforded by public stockholders for small minority interests in STAAR’s publicly traded peers.

[13]	See the Company’s proxy statement on Form PREM14A filed with the SEC on August 29, 2025 at 61. See also FactSet.
[14]	Vance Thompson Vision, “Measuring Outcomes of LASIK and EVO-ICL in Matched Populations (EVOlve),” NCT06700460.
[15]	FactSet, data as of September 12, 2025. “Comparable medical technology companies” include Alcon, Alphatec, AtriCure, Axogen, DexCom, Establishment Labs Holdings, Glaukos, Insulet, iRhythm, Penumbra, PROCEPT BioRobotics, TransMedics, Vericel and Treace Medical Concepts.
[16]	Id.
[17]	See Needham Research Note, August 5, 2025.

In our view, the evidence for that proposition is clear. Less than a year ago, Alcon was in fact prepared to pay much more for STAAR. In October 2024, Alcon submitted a proposal to acquire the Company for $55 per share in cash plus a contingent value right that was worth approximately $7 per share.18

We do not believe that STAAR’s long-term prospects have changed materially since then, nor has the Company’s strategic value to Alcon. In our view, STAAR’s inventory management challenges have been addressed, and the Company has improved its cost discipline, providing a pathway to a sharp recovery in revenue and an acceleration of profitability in coming quarters. In fact, management’s projections indicate that STAAR can achieve an Adjusted EBITDA margin of greater than 30% by the end of 2027,19 with margins continuing to expand thereafter.

In our view, the Proposed Merger materially undervalues the Company and its extremely valuable assets.

A Windfall for the Executives

Given these apparent deficiencies, we have wondered why the Board would support an inadequate transaction such as this one, especially when the management team has noted that the Company’s “short-term tactical challenges will mostly be addressed by the end of [the second quarter of 2025]”20 and that it is “optimistic for the future.”21 Having read the Company’s proxy statement, we believe we understand the reason for STAAR’s abrupt change in strategic direction.

Under the Company’s compensation program, named executive officers (“NEOs”) are entitled to receive cash severance and other benefits in the event of a change in control of the Company and a qualifying termination.22 Payments of this nature are generally referred to as “double-trigger” change in control benefits.23

However, under the terms of the Merger Agreement, the Company’s compensation program will be revised so that NEOs’ equity awards vest immediately upon the consummation of the Proposed Merger (i.e., “single-trigger”).24 A substantial portion of the value of those awards reflects assumed performance at 160% of target levels,25 with no evidence that the Company’s performance in 2025 would otherwise merit such a generous payout.26

In the aggregate, STAAR’s NEOs are poised to earn approximately $55 million in compensation payable in connection with the Proposed Merger.27 The Company’s CEO alone stands to receive approximately $24 million in compensation,28 despite the fact that he had been serving in his role for just five months at the time the Merger Agreement was executed.29

Stockholders Should Vote “AGAINST” the Proposed Merger

We have been a proud stockholder of the Company for more than three decades, and we would be pleased to continue to own a large portion of the Company and support its continued recovery and future growth. We understand that the Company recently faced some near-term challenges related to inventory and tariffs, but the Company’s reduced revenue over a few quarters is not, in our view, a fundamental issue, nor do we believe it is likely to persist.

[18]	See the Company’s proxy statement on Form PREM14A filed with the SEC on August 29, 2025 at 37.
[19]	Id. at 61.
[20]	See the Company’s Q1 2025 Earnings Call, available at https://investors.staar.com/~/media/Files/S/staar-surgical/investors/quarter-report/staar-surgical-costaa-us-q1-2025-earnings-call-07052025.pdf (May 7, 2025).
[21]	Id.
[22]	See the Company’s proxy statement on Form PREM14A filed with the SEC on August 29, 2025 at 32.
[23]	Id.
[24]	See the Company’s proxy statement on Form PREM14A filed with the SEC on August 29, 2025 at 65.
[25]	Id.
[26]	See id. at 61. See also the Company’s Press Release, February 11, 2025.
[27]	See the Company’s proxy statement on Form PREM14A filed with the SEC on August 29, 2025 at 65.
[28]	Id.
[29]	See id. at 40.

On the Company’s earnings call in May 2025, the Company’s CEO proclaimed that “better days are ahead”30 for the Company. We agree.

Over the last few months, the Company has taken actions to meaningfully reduce expenses and has been working with its distributors to manage inventory levels and mitigate the impact of tariffs.31 With ICL demand in China “getting stronger,”32 we believe the Company will quickly return to revenue growth and accelerated profitability which, in turn, we expect to drive greater value for stockholders.

As STAAR’s largest stockholder, if the Proposed Merger is defeated—as we believe it should be—we are prepared to support the Company with the recruiting and nomination of new directors and executives, if necessary, to ensure that the Company fulfills its promise to patients, employees, business partners and stockholders.

The uncompelling Merger Agreement Proposal before stockholders today appears to us to be the result of suboptimal timing and a flawed process, and the price appears to reflect near-term pessimism and market dynamics rather than the Company’s intrinsic value. We are confident that STAAR can deliver near-term value to stockholders far in excess of the $28 per share that Alcon is offering and that, in the long term, the Company can build upon that value as it delivers on the promise of its unique technology and assets.

We oppose the Proposed Merger on that basis and urge other stockholders to join us in doing so by voting “AGAINST” the Merger Agreement Proposal on the GREEN Proxy Card.

Vote Required

According to the Company’s proxy statement, the approval of the Merger Agreement Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon. If a quorum is present, abstentions and “broker non-votes” will have the same effect as a vote “AGAINST” the Merger Agreement Proposal. Nevertheless, we urge stockholders to vote “AGAINST” the Merger Agreement Proposal to make sure that their voices are heard and that there can be no doubt that stockholders stand in clear opposition to the Proposed Merger.

We urge you to vote today using our GREEN Proxy Card. If you have already voted using the Company’s proxy card, you have every right to change your vote by (i) completing, signing, dating and returning a later dated GREEN Proxy Card, (ii) voting via the Internet or by telephone by following the instructions on the enclosed GREEN Proxy Card or (iii) attending the Special Meeting and voting your shares online. Only the latest validly executed proxy card that you submit will be counted; any proxy card may be revoked at any time prior to its exercise at the Special Meeting by following the instructions under “Can I change my vote or revoke my proxy?” in the “Questions and Answers About the Proxy Materials and Special Meeting” section of this Proxy Statement.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, [●], by calling [●] or toll free at [●], or by email at [●].

WE URGE YOU TO VOTE “AGAINST” THE MERGER AGREEMENT PROPOSAL, AND WE INTEND TO VOTE OUR SHARES “AGAINST” THIS PROPOSAL.

[30]	See the Company’s Q1 2025 Earnings Call, available at https://investors.staar.com/~/media/Files/S/staar-surgical/investors/quarter-report/staar-surgical-costaa-us-q1-2025-earnings-call-07052025.pdf (May 7, 2025).
[31]	Id.
[32]	Id

PROPOSAL 2

COMPENSATION PROPOSAL

You are being asked by the Company to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger Agreement and the transactions contemplated thereby. For the reasons discussed in the above section titled “Reasons to Vote Against the Merger Agreement Proposal”, we OPPOSE the Proposed Merger. To that end, we are soliciting your proxy to vote “AGAINST” the Compensation Proposal so that there can be no doubt that the Company’s stockholders oppose the Proposed Merger.

Broadwood recommends that you vote “AGAINST” the Compensation Proposal. For additional information, see the above section titled “Reasons to Vote Against the Merger Agreement Proposal—A Windfall for the Executives”.

Vote Required

According to the Company’s proxy statement, assuming a quorum is present, the affirmative vote of the holders of the shares of Common Stock representing a majority of Common Stock present by remote communication or represented by proxy at the Special Meeting and entitled to vote on the Compensation Proposal is required to approve the Compensation Proposal. Abstentions will have the same effect as a vote “AGAINST” the Compensation Proposal, and broker non-votes will have no effect on the Compensation Proposal. We urge stockholders to vote “AGAINST” the Compensation Proposal to make sure that their voices are heard and let the Company know that stockholders stand in clear opposition to the Proposed Merger.

WE URGE YOU TO VOTE “AGAINST” THE COMPENSATION PROPOSAL, AND WE INTEND TO VOTE OUR SHARES “AGAINST” THIS PROPOSAL.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE SPECIAL MEETING

Who is entitled to vote?

The Record Date for determining stockholders entitled to notice of and to vote at the Special Meeting is [●]. Stockholders of record at the close of business on the Record Date will be entitled to vote at the Special Meeting. Each stockholder of the Company will be entitled to cast one vote on each matter properly brought before the Special Meeting for each such share owned at the close of business on the Record Date. Based on publicly available information, we believe that the only outstanding class of securities of the Company entitled to vote at the Special Meeting is Common Stock. According to the Company’s proxy statement, the number of shares of Common Stock outstanding as of the Record Date is [●].

Only holders of record as of the close of business on the Record Date will be entitled to vote at the Special Meeting. If you were a stockholder of record on the Record Date, then you will retain your voting rights for the Special Meeting even if you sold your shares after the Record Date. Accordingly, it is important that you vote the shares held by you on the Record Date, or grant a proxy to vote such shares, even if you sold such shares after the Record Date.

How do I vote my shares?

Stockholder of Record: Shares Registered in Your Name

If, as of the Record Date, your shares are registered in your own name, please vote today via the Internet or by telephone by following the directions on the enclosed GREEN Proxy Card or by completing, signing, dating and promptly returning the enclosed GREEN Proxy Card in the postage-paid envelope provided. A completed GREEN Proxy Card returned by mail must be received at the address stated on the GREEN Proxy Card before [●]. The deadline for voting on the GREEN Proxy Card via the Internet or by telephone is 11:59 p.m. Eastern Time on [●]. You may also vote by attending the Special Meeting and voting your shares online by following the instructions available on the meeting website. Please contact our proxy solicitor, [●], by calling [●] or toll free at [●], or by email at [●] if you require assistance in voting your shares or need additional copies of our proxy materials.

Execution and delivery of a proxy by a record holder of shares will be presumed to be a proxy with respect to all shares held by such record holder unless the proxy specifies otherwise. Shares represented by properly executed GREEN Proxy Cards will be voted in accordance with the directions indicated thereon. If you sign the GREEN Proxy Card but do not make any specific choices, your proxy will vote your shares as follows:

●	“AGAINST” the Merger Agreement Proposal; and

●	“AGAINST” the Compensation Proposal.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Nominee

If, as of the Record Date, you are the beneficial owner of shares and you held your shares in “street name” with a broker, bank or other nominee, only that entity can vote your shares and only upon its receipt of your specific instructions. Accordingly, please contact the person responsible for your account at such entity and instruct that person to vote “AGAINST” the Merger Proposals on your behalf. You should also complete, sign, date and promptly return the voting instruction that your broker, bank or other nominee sends you (or, if applicable, vote by following the instructions supplied to you by your broker, bank or other nominee, including voting via the Internet or by telephone). Please do this for each account you maintain to ensure that all of your shares are voted.

How should I vote on each proposal?

We recommend that you vote your shares on the GREEN Proxy Card as follows:

●	“AGAINST” the Merger Agreement Proposal; and

●	“AGAINST” the Compensation Proposal.

How many shares must be present to hold the Special Meeting?

According to the Company’s proxy statement, the presence by remote communication or by proxy of the holders of record on the Record Date of a majority of the Common Stock entitled to vote at the Special Meeting will constitute a quorum at the Special Meeting. According to the Company’s proxy statement, there were [●] shares of Common Stock outstanding and entitled to vote as of the Record Date, so at least [●] shares present by remote communication or by proxy at the Special Meeting will be needed to achieve a quorum.

Your shares will be counted towards the quorum if you submit a valid proxy or attend the Special Meeting. Abstentions will be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum. A failure to instruct your broker, bank or other nominee will result in your shares not being included in determining the number of shares present at the meeting for the purposes of determining the presence of a quorum. However, according to the Company’s proxy statement, your shares will be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum if you instruct your broker, bank or other nominee on how to vote your shares with respect to one or more of the Merger Proposals,

What are “broker non-votes,” and what effect do they have on the proposals?

A “broker non-vote” results when a broker, bank or other nominee who holds shares for another person has not received voting instructions from the owner of the shares and, under the applicable rules, does not have discretionary authority to vote on a matter. Brokers are not permitted to vote shares without instructions on proposals that are not considered “routine.” Applicable regional and national exchange rules determine whether proposals are “routine” or “non-routine.” If a proposal is “routine,” a broker holding shares for an owner in “street name” may vote on the proposal without voting instructions.

According to the Company’s proxy statement, all of the matters to be considered at the Special Meeting are “non-routine,” and brokers will not have discretionary authority to vote on any of the Merger Proposals. As a result, if you do not submit any voting instructions to your broker, bank or other nominee with respect to such accounts, your shares in such accounts will not be counted for purposes of determining whether a quorum exists. If a quorum is present, “broker non-votes” will have the same effect as a vote “AGAINST” the Merger Agreement Proposal and will have no effect on the outcome of the Compensation Proposal. Therefore, if you are a beneficial owner, we encourage you to instruct your broker, bank or other nominee how to vote your shares using the voting instruction form provided by your broker, bank or other nominee so that your vote can be counted.

What should I do if I receive a proxy card from the Company?

You may receive proxy solicitation materials from the Company, including a merger proxy statement and proxy card. We are not responsible for the accuracy of any information contained in any proxy solicitation materials used by the Company or any other statements that it may otherwise make.

We strongly recommend that you discard any proxy card or solicitation materials that may be sent to you by the Company. If you have already voted “FOR” the Proposed Merger using the Company’s proxy card, or over the telephone with the Company’s proxy solicitor, you have every right to change your vote by (i) completing, signing, dating and returning a later dated GREEN Proxy Card, (ii) voting via the Internet or by telephone by following the instructions on the enclosed GREEN Proxy Card or (iii) attending the Special Meeting and voting your shares online. Only the latest-dated validly executed proxy that you submit will be counted; any proxy may be revoked at any time prior to its exercise at the Special Meeting by following the instructions below under “Can I change my vote or revoke my proxy?” Returning a later dated proxy card from the Company will also serve to revoke a prior vote. Please contact our proxy solicitor, [●], by calling [●] or toll free at [●], or by email at [●] if you have questions or require assistance in voting your shares.

Can I change my vote or revoke my proxy?

If you are the stockholder of record, you may change your proxy instructions or revoke your proxy at any time before your proxy is voted at the Special Meeting. Proxies may be revoked by any of the following actions:

●	Returning a later-dated proxy either by (i) voting via the Internet or by telephone by following the instructions on the enclosed GREEN Proxy Card or (ii) completing, signing, dating and returning the enclosed GREEN Proxy Card in the postage-paid envelope provided (the latest dated proxy is the only one that counts);

●	Delivering a written revocation of the proxy before 5:30 p.m., Pacific Time, on [●] to the Corporate Secretary at Office of the Corporate Secretary, STAAR Surgical Company, 25510 Commercentre Drive, Lake Forest, California, 92630 (although a revocation is effective if delivered to the Company, we request that either the original or copy of any revocation be mailed to Broadwood, c/o [●]); or

●	Virtually attending and voting at the Special Meeting (but attendance at the Special Meeting will not by itself constitute revocation of a prior delivered proxy).

IF YOU HAVE ALREADY VOTED USING THE COMPANY’S PROXY CARD, WE URGE YOU TO REVOKE IT BY VOTING “AGAINST” THE MERGER PROPOSALS ON THE GREEN PROXY CARD

If any of your shares are held in the name of a broker, bank or other nominee on the Record Date, you should follow the instructions provided by your broker, bank or other nominee. There is no physical location for the Special Meeting. If you virtually attend the Special Meeting and you beneficially own shares but are not the record owner, your mere attendance at the Special Meeting WILL NOT be sufficient to vote your shares. You must provide written authority from the record owner to vote your shares held in its name at the Special Meeting in the form of a “legal proxy” issued in your name from the broker, bank or other nominee that holds your shares.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, [●], by calling [●] or toll free at [●], or by email at [●].

Who is making this proxy solicitation, and who is paying for it?

The solicitation of proxies pursuant to this proxy solicitation is being made by Broadwood Partners and the other Participants named on Annex I. Proxies may be solicited by mail, facsimile, telephone, Internet, in person and by advertisements.

Broadwood will bear the entire cost of this solicitation. Broadwood currently estimates that it will spend a total of approximately $[●] for, in furtherance of, or in connection with the solicitation of proxies, including fees for attorneys, accountants, public relations or financial advisers, solicitors, advertising, printing, transportation, litigation and other costs incidental to the solicitation. As of the date hereof, Broadwood estimates that its total expenditures to date for, in furtherance of, or in connection with the solicitation of proxies is approximately $[●]. Broadwood does not intend to seek reimbursement from the Company of any expenses it incurs in connection with its solicitation of proxies for the Merger Proposals at the Special Meeting.

Broadwood will solicit proxies from individuals, brokers, banks and other nominees. Brokerage houses, banks, and other custodians and fiduciaries will be requested to forward all solicitation materials to the customers for whom they hold shares, and Broadwood will reimburse them for their reasonable out-of-pocket expenses. Solicitations may be made by certain of the respective directors, officers and employees of Broadwood listed in Annex I, none of whom will receive additional compensation for such solicitation. Other than the persons described in this Proxy Statement, no general class of employee of Broadwood will be employed to solicit stockholders in connection with the Special Meeting. However, in the course of their regular duties, our directors, officers and employees may be asked to perform clerical or ministerial tasks in furtherance of this solicitation.

In connection with the engagement of [●] by Broadwood as a proxy solicitor, Broadwood anticipates that certain employees of [●] may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are stockholders of the Company for the purpose of assisting in the solicitation of proxies for the Special Meeting. Approximately [●] employees of [●] will solicit holders of the Common Stock in connection with the Special Meeting. Broadwood expects to pay [●] up to $[●] for its services in connection with the solicitation of proxies for the Special Meeting.

What is householding of proxy materials?

The SEC has adopted rules that permit companies and intermediaries (such as brokers, banks and other nominees) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. Some brokers, banks and other nominees with account holders who are stockholders of the Company may be householding our proxy materials. A single copy of this Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker, bank or other nominee that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker, bank or other nominee if your shares are held beneficially or the Company if you hold registered shares. Stockholders who currently receive multiple copies of this Proxy Statement at their address and would like to request householding of their communications should contact their broker, bank or other nominee if their shares are held beneficially or the Company if they hold registered shares. Please direct your request to the Company by writing to the Corporate Secretary, STAAR Surgical Company, 25510 Commercentre Drive, Lake Forest, CA 92630, or by calling Broadridge at (866) 540-7095 or sending a written request by mail to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

Where can I find additional information concerning the Company and the Proposed Merger?

Pursuant to Rule 14a-5(c) promulgated under the Exchange Act we have omitted from this Proxy Statement certain disclosure required by applicable law to be included in the Company’s proxy statement in connection with the Special Meeting. Such disclosure includes:

●	a summary of the Proposed Merger;

●	a brief description of the general nature of the business conducted;

●	the terms of the Merger Agreement and the Proposed Merger and related transactions;

●	any reports, opinions and/or appraisals received by the Company in connection with the Proposed Merger;

●	past contacts, transactions and negotiations by and among the parties to the Proposed Merger and their respective affiliates and advisors;

●	federal and state regulatory requirements that must be complied with and approvals that must be obtained in connection with the Proposed Merger;

●	security ownership of certain beneficial owners and management of the Company, including 5% owners;

●	the establishment of a quorum;

●	the compensation paid and payable to the Company’s directors and executive officers;

●	whether a change in control of the Company has occurred since the beginning of its last fiscal year;

●	certain financial information of the Company and Alcon required under Schedule 14A of the Exchange Act, as applicable;

●	the requirements for the submission of stockholder proposals to be considered for inclusion to the Company’s proxy statement for the 2026 annual meeting of stockholders; and

●	appraisal rights and dissenters’ rights.

We take no responsibility for the accuracy or completeness of information contained in the Company’s proxy statement. The information about the Company contained in this Proxy Statement and the Annex and Schedule attached hereto have been taken from, or is based upon, publicly available information.

This Proxy Statement and all other solicitation materials in connection with this proxy solicitation will be available on the Internet, free of charge, on the SEC’s website at https://www.sec.gov.

CONCLUSION

We urge you to carefully consider the information contained in this Proxy Statement and then support our efforts by signing, dating and returning the enclosed GREEN Proxy Card today to vote “AGAINST” the Merger Proposals. Thank you for your support.

Broadwood Partners, L.P.
[●], 2025

Annex I

Information on the Participants

Under the applicable SEC regulations, Broadwood Partners, Broadwood Capital, Inc. (“Broadwood Capital”), Neal C. Bradsher, Richard T. LeBuhn, Natalie R. Capasso, Raymond A. Myers and Jason J. Martin (collectively, the “Participants”) are participants in the solicitation of proxies from the Company’s stockholders to vote “AGAINST” the Merger Proposals at the Special Meeting.

Additional information regarding the purchases and sales of securities of the Company during the past two years by the Participants is set forth on Schedule I to this Proxy Statement and is incorporated into this Proxy Statement by reference. Information in this Proxy Statement about each Participant was provided by that Participant.

The principal business of Broadwood Partners is investing its assets in securities. The principal business of Broadwood Capital is providing investment advisory services. Broadwood Capital serves as the general partner of Broadwood Partners. The principal occupation of Mr. Bradsher is serving as the President of Broadwood Capital. The principal occupation of Mr. LeBuhn is serving as the Executive Vice President of Broadwood Capital. The principal occupation of Ms. Capasso is serving as the Vice President of Broadwood Capital. The principal business of Mr. Myers is serving as the Vice President of Broadwood Capital. The principal business of Mr. Martin is serving as the Vice President – Operations of Broadwood Capital.

The principal business address of each Participant is c/o Broadwood Capital, Inc., 156 West 56th Street, 3rd Floor, New York, New York 10019.

Each of Mr. Bradsher, Mr. LeBuhn, Ms. Capasso, Mr. Myers and Mr. Martin is a citizen of the United States of America.

As of the date hereof, Broadwood Partners beneficially owns an aggregate of 13,519,491 shares of Common Stock, representing approximately 27.3% of the Common Stock outstanding.

As of the date hereof, Broadwood Capital beneficially owns an aggregate of 13,519,491 shares of Common Stock, representing approximately 27.3% of the Common Stock outstanding.

As of the date hereof, Mr. Bradsher beneficially owns an aggregate of 13,545,391 shares of Common Stock, representing approximately 27.3% of the Common Stock outstanding.

As of the date hereof, Mr. LeBuhn beneficially owns an aggregate of 21,286 shares of Common Stock, representing approximately 0.043% of the Common Stock outstanding.33

As of the date hereof, none of Ms. Capasso, Mr. Myers or Mr. Martin owns any shares of Common Stock.

Each Participant disclaims beneficial ownership of shares of Common Stock except to the extent of his, her or its pecuniary interest therein.

The shares of Common Stock purchased by Broadwood Partners were purchased with working capital of Broadwood Partners. The shares of Common Stock purchased by Mr. Bradsher and Mr. LeBuhn were purchased with his respective personal funds.

Except as described herein, none of the Participants has any interest in the matters to be voted upon at the Special Meeting, other than an interest, if any, as a stockholder of the Company.

Except as otherwise set forth in this Proxy Statement (including the Annex and Schedule hereto), (i) during the past ten years, no Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant beneficially owns, directly or indirectly, any securities of the Company; (iii) no Participant owns any securities of the Company of record but not beneficially; (iv) no Participant has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any Participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Participant is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Participant owns beneficially, directly or indirectly, any securities of the Company; (viii) no Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Participant, any of his, her or its associates, nor any immediate family member of any Participant, was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a participant, in which the amount involved exceeds $120,000; (x) no Participant nor any of his, her or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no Participant has a substantial interest, direct or indirect, by securities holdings or otherwise in any matter to be acted on at the Special Meeting.

[33]	This includes 18 shares of Common Stock held in three accounts for Mr. LeBuhn’s daughters, as to which he has voting or dispositive control. This does not include 2,532 shares of Common Stock held by three irrevocable trusts for Mr. LeBuhn’s daughters, as to which Mr. LeBuhn is not the trustee and has no voting or dispositive power and disclaims any beneficial ownership interest in such shares.

Annex I-1

SCHEDULE I

Transactions in Company Securities DURING THE PAST TWO YEARS

Information relating to any transactions in securities of the Company by the Participants during the past two years is reflected below. Except as provided below, none of the Participants have purchased or sold securities of the Company during the past two years.

BROADWOOD PARTNERS, L.P.

Nature of the Transaction	Securities Purchased (Sold)	Date of Purchase/Sale
Purchase of Common Stock	4,490	09/19/2023
Purchase of Common Stock	132,079	09/20/2023
Purchase of Common Stock	154,814	09/21/2023
Purchase of Common Stock	32,523	10/04/2023
Purchase of Common Stock	97,474	10/05/2023
Purchase of Common Stock	75,299	10/06/2023
Purchase of Common Stock	144,027	11/02/2023
Purchase of Common Stock	520	11/03/2023
Purchase of Common Stock	164,607	11/06/2023
Purchase of Common Stock	9,731	11/07/2023
Purchase of Common Stock	139,409	11/08/2023
Purchase of Common Stock	140,000	11/09/2023
Purchase of Common Stock	34,320	11/10/2023
Purchase of Common Stock	507	11/13/2023
Purchase of Common Stock	96,984	11/28/2023
Purchase of Common Stock	160,300	11/29/2023
Purchase of Common Stock	177,707	11/30/2023
Purchase of Common Stock	6,573	01/03/2024
Purchase of Common Stock	63,246	01/04/2024
Purchase of Common Stock	156,734	01/05/2024
Purchase of Common Stock	4,042	01/08/2024
Purchase of Common Stock	1	05/09/2024
Purchase of Common Stock	53,500	12/16/2024
Purchase of Common Stock	3,700	12/17/2024
Purchase of Common Stock	23,000	12/18/2024
Purchase of Common Stock	21,155	01/14/2025
Purchase of Common Stock	8,221	01/16/2025
Purchase of Common Stock	259,616	02/12/2025
Purchase of Common Stock	115,282	02/13/2025
Purchase of Common Stock	36,532	02/14/2025
Purchase of Common Stock	259,316	02/27/2025
Purchase of Common Stock	154,942	02/28/2025
Purchase of Common Stock	249,503	03/03/2025
Purchase of Common Stock	27,953	03/04/2025
Purchase of Common Stock	93,124	03/18/2025
Purchase of Common Stock	108,720	03/20/2025
Purchase of Common Stock	102,400	03/21/2025
Purchase of Common Stock	34,296	03/25/2025
Purchase of Common Stock	101,633	03/26/2025
Purchase of Common Stock	3,620	03/27/2025
Purchase of Common Stock	8,131	03/28/2025
Purchase of Common Stock	22,189	03/31/2025
Purchase of Common Stock	31,780	04/02/2025
Purchase of Common Stock	209,535	04/03/2025
Purchase of Common Stock	497,631	04/04/2025
Purchase of Common Stock	138,054	04/07/2025
Purchase of Common Stock	178,127	04/08/2025
Purchase of Common Stock	8,200	04/09/2025
Purchase of Common Stock	900	04/10/2025

Schedule I-1

GREEN PROXY CARD

PRELIMINARY COPY — SUBJECT TO COMPLETION

DATED SEPTEMBER 15, 2025

Vote By Toelephone

Have your proxy card available when you call the

Toll-Free number                    using a touchtone

phone, and follow the simple instructions to

record your vote.

Vote by Internet

Have your proxy card available when you access

the website www.                    and follow the

simple instructions to record your vote.

Vote by Mail

Please complete, sign and date your proxy card and

promptly return it in the postage-paid envelope provided

or return it to:

Vote 24 hours a day, 7 days a week!

If you vote by telephone or Internet, please do NOT send your proxy by mail.

<CONTROL NUMBER >

PRELIMINARY COPY — SUBJECT TO COMPLETION

DATED SEPTEMBER 15, 2025

STAAR SURGICAL COMPANY

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF BROADWOOD PARTNERS, L.P. AND THE OTHER PARTICIPANTS NAMED IN THIS PROXY SOLICITATION (COLLECTIVELY, “BROADWOOD”)

THE BOARD OF DIRECTORS OF STAAR SURGICAL COMPANY

IS NOT SOLICITING THIS PROXY

PROXY

The undersigned appoints Neal C. Bradsher and Richard T. LeBuhn, and each of them acting individually or in the absence of others, as proxies with full power of substitution and re-substitution, to vote all shares of common stock, par value of $0.01 per share (the “Common Stock”) of STAAR Surgical Company, a Delaware corporation (the “Company”), which the undersigned would be entitled to vote if present at the special meeting of stockholders of the Company (including any adjournments, postponements, reschedulings or continuations thereof, the “Special Meeting”), scheduled to be held virtually via live webcast on [●], 2025, beginning at [●] Pacific Time at [●].

GREEN PROXY CARD

PRELIMINARY COPY — SUBJECT TO COMPLETION

DATED SEPTEMBER 15, 2025

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of Common Stock held by the undersigned, and hereby ratifies and confirms all action of the herein named proxies or their substitutes may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse and in the discretion of the herein named proxies or their substitutes with respect to any other matters as may properly come before the Special Meeting that are unknown to Broadwood a reasonable time before this solicitation to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE HEREOF. IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED “AGAINST” PROPOSAL 1 (THE MERGER AGREEMENT PROPOSAL) AND “AGAINST” PROPOSAL 2 (THE COMPENSATION PROPOSAL).

This Proxy will be valid until the completion of the Special Meeting. This Proxy will only be valid in connection with Broadwood’s solicitation of proxies for the Special Meeting.

IMPORTANT: PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THIS GREEN PROXY CARD USING THE ENCLOSED POSTAGE-PAID ENVELOPE!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

GREEN PROXY CARD

PRELIMINARY COPY — SUBJECT TO COMPLETION

DATED SEPTEMBER 15, 2025

☒ Please mark vote as indicated in this example

BROADWOOD STRONGLY RECOMMENDS THAT STOCKHOLDERS VOTE “AGAINST” THE MERGER AGREEMENT PROPOSAL WITH RESPECT TO PROPOSAL 1.

1.	Company Proposal: A proposal to approve the Agreement and Plan of Merger, dated as of August 4, 2025 (as may be amended from time to time, the “Merger Agreement”), by and among the Company, Alcon Research, LLC, a Delaware limited liability company (“Alcon”), and Rascasse Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Alcon, and the other transactions contemplated by the Merger Agreement.

☐	FOR	☐	AGAINST	☐	ABSTAIN

BROADWOOD STRONGLY RECOMMENDS THAT STOCKHOLDERS VOTE “AGAINST” THE COMPENSATION PROPOSAL WITH RESPECT TO PROPOSAL 2.

2.	Company Proposal: A proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger Agreement and the transactions contemplated thereby.

☐	FOR	☐	AGAINST	☐	ABSTAIN

DATED:

(Signature)

(Signature, if held jointly)

(Title)

PLEASE SIGN EXACTLY AS NAME(S) APPEAR(S) HEREON. WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR OR OTHER FIDUCIARY, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION OR PARTNERSHIP, PLEASE SIGN IN FULL CORPORATE OR PARTNERSHIP NAME, BY AUTHORIZED OFFICER.